Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye

Senior Vice President, Finance and
Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE OFFICERS AND DIRECTORS
ADOPT RULE 10b5-1 STOCK TRADING PLANS

THOMASVILLE, N.C. (August 31, 2010) - Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced that certain Old Dominion officers and directors and other non-executive Congdon family shareholders have adopted pre-arranged stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Old Dominion’s insider trading policies regarding stock transactions. Sales of stock under the plans are intended to diversify each individual family member’s holdings and to help meet estate and tax planning goals.

Rule 10b5-1 allows directors, officers, and other persons who are not in possession of material, non-public information to establish stock trading plans for the orderly sale of predetermined amounts of securities over a specified period of time at predetermined prices. Once the trading plans are entered into, the individuals retain no discretion or control with respect to the timing of the potential sales of securities pursuant to the plans. By arranging to sell securities through these prearranged plans, they can avoid concerns about whether they were in possession of material, non-public information at the time that any securities are sold pursuant to the plans.

Directors and officers of Old Dominion who adopted pre-arranged stock trading plans include Earl E. Congdon; John R. Congdon; David S. Congdon; and John R. Congdon, Jr. Under the trading plans and subject to certain conditions and restrictions, up to an aggregate of 839,733 shares of Old Dominion stock may be sold by the above four named officers and directors, which represents 11.1% of their collective holdings and 1.5% of the 55,926,945 shares of Old Dominion stock currently outstanding. No single officer or director intends to sell through the plans more than 12.4% of the Old Dominion shares he currently owns.

Subject to satisfaction of certain conditions, sales under the trading plans may commence in September 2010 and are expected to be completed by December 31, 2010. Any sales executed under the provisions of the trading plans will be reported in Form 144 and Form 4 filings with the Securities and Exchange Commission as required by applicable securities laws.

About Old Dominion Freight Line

Old Dominion Freight Line, Inc. is a less-than-truckload multi-regional motor carrier providing one-to-five day service among six regions in the United States and next-day and second-day service within these regions. Through its four product groups, OD-Domestic, OD-Expedited, OD-Global and OD-Technology, the Company offers an array of innovative products and services that provide direct service to 48 states within the Southeast, Gulf Coast, Northeast, Midwest, Central and West regions of the country. In addition to domestic less-than-truckload services, the Company offers assembly and distribution services as well as container delivery services to and from all of North America, Central America, South America and the Far East. The Company also offers a broad range of expedited and logistical services for both its domestic and global markets.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the intent of certain Old Dominion officers and directors, and certain of their family members, to sell securities under Rule 10b5-1 trading plans. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein. We are subject to numerous risks and uncertainties, including but not limited to those set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 under Item 1A, “Risk Factors” and in other reports and statements that we file with the Securities and Exchange Commission.

Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

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